                                                                    Exhibit 99.1


[NATIONAL CITY LOGO]                                  NATIONAL CITY CORPORATION
                                                      1900 E. 9th St.
                                                      Cleveland, OH 44114-3484



NEWS RELEASE
For Immediate Release

Investor Contact:                                 Media Contact:
Betsy Figgie                                      Amber Garwood
216-222-9849                                      216-222-8202
Betsy.Figgie@NationalCity.com                     Amber.Garwood@NationalCity.com


                  NATIONAL CITY REPORTS SECOND QUARTER EARNINGS

     -   SECOND QUARTER NET INCOME OF $519 MILLION

     -   EARNINGS PER SHARE OF $.83

     -   CONTINUED STRONG RESULTS ACROSS CORE BANKING BUSINESSES

         CLEVELAND--July 16, 2004-- National City Corporation (NYSE: NCC) today reported second quarter 2004 net income of $519 million, or $ .83 per diluted share, compared to $ .94 per diluted share for the second quarter of 2003. Second quarter earnings include the results of Allegiant Bancorp from the date of its acquisition, April 9, 2004. Returns on average common equity and assets were 20.13% and 1.80%, respectively.
         For the six months ended June 30, 2004, net income was $1.2 billion, or $1.99 per diluted share, approximately equal to the results for the first six months of 2003.

CHAIRMAN'S COMMENTS

         Chairman and CEO David A. Daberko commented, "We are very pleased with the quarter's results. We've previously said that we expected the exceptionally high earnings from National City Mortgage to decline sharply with the onset of higher interest rates, which is exactly what has happened. At the same time, we projected strong growth in our other businesses as the economy expands. That, too, is occurring as anticipated. The second quarter reflects robust growth in National City's core banking and consumer lending businesses. Excluding the results of National City Mortgage, net income for the rest of National City was

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
                                      -2-

up 56% from second quarter a year ago. While conforming residential mortgage activity has slowed with rising interest rates, consumer lending in our national home equity division and at First Franklin set new records during the second quarter. Good results were also evident in corporate banking, wealth management and processing services. Credit quality continues to improve, particularly in corporate banking."

           "Based upon the six-month results and our forecast for the second half, our expectations for full year 2004 earnings have improved relative to our prior guidance. We anticipate National City Mortgage Company contributing between $.50 to $.80 per share to National City's consolidated 2004 earnings per share, including up to $.30 of hedging-related gains, with the rest of National City contributing between $2.60 to $2.75 per share, somewhat better than previously forecast. These amounts do not include the sale of National Processing in the second half but do include the anticipated contribution of the Provident acquisition and the impact of share repurchases."

         "We are very pleased with the sale of National Processing announced earlier this week. The sale of National Processing is consistent with our strategy of focus and investment in our core banking business, including expansion in Chicago and acquisitions in St. Louis, Cincinnati and northern Ohio."

         National City closed the previously announced acquisition of Provident Financial Group, Inc. of Cincinnati on July 1, 2004. On July 13, 2004, National Processing, Inc., the Corporation's 83% owned subsidiary, announced that it had reached a definitive agreement with Bank of America for the acquisition of 100% of the ownership of National Processing. Under terms of the agreement, the purchase will be accomplished through a cash transaction valued at approximately $1.4 billion or $26.60 per National Processing share. Closing is expected during the fourth quarter of 2004, subject to shareholder and regulatory approval. National City expects to record a gain of approximately $500 million after-tax upon closing.

NET INTEREST INCOME AND MARGIN
         Tax-equivalent net interest income was $1.1 billion for the second quarter, up 4% from the first quarter and down 3% from the second quarter of 2003. For the second quarter, net interest margin was 4.09% versus 4.16% in the first quarter and 4.11% in the comparable period in the prior year. For the first half, tax-equivalent net interest income was $2.1 billion,

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
                                      -3-

down 5% from the prior year, and net interest margin was 4.12% vs. 4.16% in the prior year. The lower margin in 2004 was due primarily to lower market interest rates which have compressed deposit spreads, and lower balances of mortgages held for sale.

LOANS AND DEPOSITS
         Average portfolio loans for the second quarter increased 10% from the second quarter a year ago and 5% from the immediately preceding quarter, reflecting continued strong volume in home equity lending. Commercial loans outstanding have begun to grow as new business exceeds paydowns. Average core deposits, excluding mortgage banking escrow balances, grew for the 15th consecutive quarter and were up 8% over the second quarter of 2003, and up 5% over the first quarter.

FEES AND OTHER INCOME
         Fees and other income for the second quarter were $861 million, compared to $981 million in the second quarter of 2003 and $1.1 billion in the first quarter of 2004. Second quarter results included a $65 million gain on the sale of the corporate trust bond administration business. Mortgage banking revenue for the second quarter of 2004 was $193 million compared to $579 million for the first quarter of 2004 and $427 million for the second quarter of 2003. Second quarter mortgage banking revenue included approximately $57 million pre-tax of net hedging losses on mortgage servicing rights (MSRs), in comparison to net MSR hedging gains, net of impairment, of $295 million and $99 million in the first quarter of 2004 and the second quarter of 2003, respectively. In comparison to the second quarter of 2003, mortgage banking revenue also reflects lower origination income consistent with lower levels of activity in this business.

         For the first half of 2004, fees and other income were $2.0 billion, down 5% from 2003. Mortgage banking revenues for the first six months of 2004 were $773 million compared to $1.1 billion for the same period in the prior year. Mortgage banking revenue for the first half of 2004 was reduced by approximately $47 million as a result of a change in accounting for mortgage loan commitments to conform with the Securities and

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
                                      -4-

Exchange Commission's Staff Accounting Bulletin No. 105. Results for 2004 also reflect lower loan origination income, reflecting lower production and sales volumes.

NONINTEREST EXPENSE
         Noninterest expense was $1.1 billion for the second quarter of 2004, up 9% from the immediately preceding quarter and 5% from the same quarter a year ago. Second quarter 2004 expense increased in comparison to the first quarter due to the addition of Allegiant, including integration-related expenses, and higher incentive compensation costs associated with increased volumes in home equity and First Franklin originations. Second quarter 2003 expense had lower deferrals of loan origination costs and included a contribution of appreciated investment securities valued at $40 million to National City's charitable foundation.

         Noninterest expense for the first half was $2.1 billion in 2004, up 1% in comparison to the prior year. Noninterest expense for the first half of 2003 included severance and related charges of $72 million, automobile lease residual charges of $25 million and commercial lease residual charges of $16 million. Noninterest expense included no major unusual items in 2004.

CREDIT QUALITY
         The loan loss provision for the second quarter was $60 million compared to $183 million in the prior year. Net charge-offs were $62 million, down $102 million from second quarter of 2003 and down $20 million from the first quarter. For the first half, the loan loss provision was $143 million and net charge-offs were $144 million down from $383 million and $335 million, respectively, a year ago. Nonperforming assets were $544 million at June 30, 2004, down from $606 million at March 31, 2004 and $818 million a year ago. The allowance for loan losses at June 30, 2004 was $1.1 billion, or 1.35% of portfolio loans compared to $1.1 billion or 1.41% of portfolio loans as of March 31, 2004.

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
                                      -5-




BALANCE SHEET
           At June 30, 2004, total assets were $117.0 billion, and stockholders' equity was $10.3 billion, 8.8% of assets. Tangible common equity as a percentage of tangible assets was 7.7%, up from 7.2% at year end and 6.4% a year ago. Total deposits were $73.0 billion, including core deposits of $61.9 billion. The Corporation repurchased 9.0 million shares of its common stock during the second quarter. Management intends to continue share repurchases, subject to regulatory restrictions, during the second half of the year.

         This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.NationalCity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

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
                                      -6-


         Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call July 16th at 11:00 a.m. (EDT) to discuss the second quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Corporation's Web site, www.NationalCity.com. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.

         A replay of the conference call will be available at 2:30 p.m. (EDT), until midnight on July 21, 2004, accessible at www.NationalCity.com and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 711512.


ABOUT NATIONAL CITY

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing. For more information about National City, visit the company's Web site at NationalCity.com.

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
                                   Unaudited
                           NATIONAL CITY CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In millions, except per share data)


                                                                    2004                                2003
                                                             ------------------      -------------------------------------------
                                                             2ND QTR    1ST QTR      4TH QTR    3RD QTR     2ND QTR       1ST QTR
                                                             ------------------      -------------------------------------------
EARNINGS
------------------------------------------------------
Tax-equivalent interest income                               $1,402      $1,350      $1,416      $1,554      $1,528       $1,527
Interest expense                                                335         325         375         403         426          426
                                                             ------------------      -------------------------------------------
Tax-equivalent net interest income                            1,067       1,025       1,041       1,151       1,102        1,101
Provision for loan losses                                        60          83         148         107         183          200
                                                             ------------------      -------------------------------------------
Tax-equivalent NII after provision for loan losses            1,007         942         893       1,044         919          901
Fees and other income                                           861       1,118         981         484         981        1,103
Securities gains (losses), net                                    5           -          10           5          32            -
Noninterest expense                                           1,075         986       1,045       1,008       1,026        1,009
                                                             ------------------      -------------------------------------------
Income before taxes and tax-equivalent adjustment               798       1,074         839         525         906          995
Income taxes                                                    273         357         288         175         313          344
Tax-equivalent adjustment                                         6           7           7           6           7            8
                                                             ------------------      -------------------------------------------
Net income                                                   $  519      $  710      $  544      $  344      $  586       $  643
                                                             ==================      ===========================================
Effective tax rate                                             34.4%       33.5%       34.6%       33.8%       34.8%        34.8%

PER COMMON SHARE
------------------------------------------------------
Net income:
    Basic                                                    $  .84      $ 1.17      $  .89      $  .56      $  .96       $ 1.05
    Diluted                                                     .83        1.16         .88         .56         .94         1.05
Dividends paid                                                  .32         .32         .32         .32        .305         .305
Book value                                                    16.86       16.25       15.39       14.89       14.72        14.05
Market value (close)                                          35.01       35.58       33.94       29.46       32.71        27.85
Average shares:
    Basic                                                     619.1       605.9       607.6       613.6       612.1        611.5
    Diluted                                                   625.5       612.6       612.7       619.0       618.4        615.6

PERFORMANCE RATIOS
------------------------------------------------------
Return on average common equity                               20.13%      29.58%      22.99%      14.87%      26.74%       30.60%
Return on average total equity                                20.13       29.58       22.99       14.87       26.74        30.60
Return on average assets                                       1.80        2.61        1.89        1.10        1.97         2.24
Net interest margin                                            4.09        4.16        4.03        4.10        4.11         4.21
Efficiency ratio                                              55.77       46.03       51.69       61.62       49.27        45.77

CREDIT QUALITY STATISTICS
------------------------------------------------------
Net charge-offs                                              $   62      $   82      $  151      $  124      $  164       $  171
Provision for loan losses                                        60          83         148         107         183          200
Loan loss allowance                                           1,145       1,126       1,125       1,130       1,147        1,128
Nonperforming assets                                            544         606         657         756         818          822
Annualized net charge-offs to average portfolio loans           .30%        .42%        .76%        .64%        .88%         .95%
Loan loss allowance to period-end portfolio loans              1.35        1.41        1.42        1.45        1.51         1.51
Loan loss allowance to nonperforming portfolio loans         260.76      223.24      204.76      179.61      162.09       162.01
Loan loss allowance (period-end) to annualized net
  charge-offs                                                453.74      340.58      189.04      228.68      174.07       163.10
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                                .64         .76         .83         .97        1.08         1.10



                                                                                                 SIX MONTHS ENDED
                                                                            2002                     JUNE 30,
                                                             ---------------------------------   ---------------
                                                             4TH QTR      3RD QTR      2ND QTR     2004      2003
                                                             ---------------------------------   ---------------
EARNINGS
------------------------------------------------------
Tax-equivalent interest income                               $1,540        $1,451       $1,444   $2,752   $3,055
Interest expense                                                459           472          473      660      852
                                                             ---------------------------------   ------   ------
Tax-equivalent net interest income                            1,081           979          971    2,092    2,203
Provision for loan losses                                       159           169          165      143      383
                                                             ---------------------------------   ------   ------
Tax-equivalent NII after provision for loan losses              922           810          806    1,949    1,820
Fees and other income                                           528           576          699    1,979    2,084
Securities gains (losses), net                                  (17)            -           44        5       32
Noninterest expense                                           1,011           870          974    2,061    2,035
                                                             ---------------------------------   ------   ------
Income before taxes and tax-equivalent adjustment               422           516          575    1,872    1,901
Income taxes                                                    136           161          193      630      657
Tax-equivalent adjustment                                         6             8            8       13       15
                                                             ---------------------------------   ------   ------
Net income                                                   $  280        $  347       $  374   $1,229   $1,229
                                                             =================================   ======   ======
Effective tax rate                                             32.7%         31.8%        34.0%    33.8%    34.8%

PER COMMON SHARE
------------------------------------------------------
Net income:
    Basic                                                    $  .46        $  .56       $  .62   $ 2.01   $ 2.01
    Diluted                                                     .46           .56          .60     1.99     1.99
Dividends paid                                                 .305          .305         .295      .64      .61
Book value                                                    13.35         13.25        12.99
Market value (close)                                          27.32         28.53        33.25
Average shares:
    Basic                                                     611.9         611.6        609.3    612.5    611.8
    Diluted                                                   616.0         617.9        616.8    619.0    617.0

PERFORMANCE RATIOS
------------------------------------------------------
Return on average common equity                               13.41%        16.79%       19.05%   24.69%   28.63%
Return on average total equity                                13.41         16.79        19.05    24.69    28.63
Return on average assets                                        .99          1.36         1.53     2.20     2.11
Net interest margin                                            4.26          4.34         4.42     4.12     4.16
Efficiency ratio                                              62.80         55.98        58.33    50.64    47.47

CREDIT QUALITY STATISTICS
------------------------------------------------------
Net charge-offs                                              $  140        $  120       $  135   $  144   $  335
Provision for loan losses                                       159           169          165      143      383
Loan loss allowance                                           1,099         1,080        1,030
Nonperforming assets                                            817           852          793
Annualized net charge-offs to average portfolio loans           .78%          .69%         .80%     .36%     .91%
Loan loss allowance to period-end portfolio loans              1.52          1.52         1.50
Loan loss allowance to nonperforming portfolio loans         156.42        144.44       146.42
Loan loss allowance (period-end) to annualized net
  charge-offs                                                198.04        227.03       190.26   392.82   169.87
Nonperforming assets to period-end portfolio loans
  and other nonperforming assets                               1.13          1.20         1.15

                                   Unaudited
                           NATIONAL CITY CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                                ($ In millions)

                                                              2004                              2003
                                                       -------------------     ---------------------------------------
                                                       2ND QTR     1ST QTR     4TH QTR   3RD QTR    2ND QTR    1ST QTR
                                                       -------------------     ---------------------------------------
CAPITAL AND LIQUIDITY RATIOS
-----------------------------------------------
Tier 1 capital(1)                                         9.03%      9.36%      8.79%      8.11%      8.12%      7.82%
Total risk-based capital(1)                              13.08      13.67      13.12      12.29      12.39      11.65
Leverage(1)                                               7.90       8.19       7.43       6.58       6.78       6.55
Period-end equity to assets                               8.84       8.85       8.19       7.50       7.32       7.31
Period-end tangible common equity to assets(2)            7.66       7.89       7.24       6.59       6.43       6.39
Average equity to assets                                  8.95       8.83       8.20       7.42       7.38       7.33
Average equity to portfolio loans                        12.51      12.21      12.05      11.90      11.70      11.65
Average portfolio loans to deposits                     114.03     120.30     116.37     107.50     108.45     110.78
Average portfolio loans to core deposits                132.75     135.51     133.21     125.80     127.10     130.48
Average portfolio loans to earning assets                79.24      80.08      75.47      68.82      69.92      69.84
Average securities to earning assets                      6.36       6.62       6.33       5.95       6.89       7.92

AVERAGE BALANCES
-----------------------------------------------
Assets                                                $115,832   $109,423   $114,466   $123,651   $119,035   $116,318
Portfolio loans                                         82,863     79,085     77,901     77,064     75,065     73,183
Loans held for sale or securitization                   13,910     12,323     17,680     27,036     24,118     22,524
Securities (at cost)                                     6,646      6,537      6,534      6,667      7,397      8,295
Earning assets                                         104,567     98,759    103,218    111,984    107,355    104,785
Core deposits                                           62,420     58,360     58,479     61,258     59,060     56,087
Purchased deposits and funding                          40,080     38,253     43,267     49,743     47,551     47,740
Common equity                                           10,370      9,659      9,390      9,171      8,786      8,529
Total equity                                            10,370      9,659      9,390      9,171      8,786      8,529

PERIOD-END BALANCES
-----------------------------------------------
Assets                                                $116,970   $111,355   $113,933   $120,958   $123,343   $117,494
Portfolio loans                                         84,537     79,927     79,279     77,756     75,839     74,933
Loans held for sale or securitization                   12,467     12,478     15,368     23,615     26,796     21,740
Securities (at fair value)                               6,517      6,881      6,866      6,755      7,377      8,464
Core deposits                                           61,851     60,030     58,922     58,680     60,727     57,858
Purchased deposits and funding                          41,473     37,343     41,983     49,010     48,762     46,492
Common equity                                           10,335      9,854      9,329      9,068      9,030      8,587
Total equity                                            10,335      9,854      9,329      9,068      9,030      8,587


                                                                                          SIX MONTHS ENDED
                                                                    2002                      JUNE 30,
                                                       ------------------------------   --------------------
                                                        4TH QTR    3RD QTR    2ND QTR       2004       2003
                                                       ------------------------------   --------------------
CAPITAL AND LIQUIDITY RATIOS
-----------------------------------------------
Tier 1 capital(1)                                         7.46%      7.74%      7.90%
Total risk-based capital(1)                              11.37      11.82      12.22
Leverage(1)                                               6.39       7.05       7.03
Period-end equity to assets                               6.91       7.42       8.00
Period-end tangible common equity to assets(2)            6.00       6.43       6.91
Average equity to assets                                  7.37       8.10       8.05       8.89%      7.36%
Average equity to portfolio loans                        11.63      11.87      11.60      12.37      11.68
Average portfolio loans to deposits                     107.90     112.32     114.08     117.01     109.58
Average portfolio loans to core deposits                128.70     131.24     133.96     134.09     128.74
Average portfolio loans to earning assets                70.37      76.59      77.37      79.65      69.88
Average securities to earning assets                      9.36       9.26       9.86       6.48       7.39

AVERAGE BALANCES
-----------------------------------------------
Assets                                                $112,533   $101,054   $ 97,906   $112,627   $117,684
Portfolio loans                                         71,291     68,945     67,930     80,974     74,129
Loans held for sale or securitization                   19,676     11,851     10,343     13,117     23,325
Securities (at cost)                                     9,484      8,336      8,660      6,591      7,844
Earning assets                                         101,315     90,014     87,797    101,663    106,077
Core deposits                                           55,394     52,535     50,710     60,390     57,582
Purchased deposits and funding                          45,666     37,413     36,765     39,167     47,645
Common equity                                            8,289      8,185      7,876     10,014      8,658
Total equity                                             8,289      8,185      7,877     10,014      8,658

PERIOD-END BALANCES
-----------------------------------------------
Assets                                                $118,021   $109,271   $ 99,101
Portfolio loans                                         72,134     71,032     68,674
Loans held for sale or securitization                   24,501     15,811      9,796
Securities (at fair value)                               9,211     10,487      8,800
Core deposits                                           56,342     54,428     51,763
Purchased deposits and funding                          49,530     43,276     36,528
Common equity                                            8,161      8,110      7,928
Total equity                                             8,161      8,110      7,929

(1) Second quarter 2004 regulatory capital ratios are based upon preliminary data

(2)  Excludes goodwill and other intangible assets